UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 2, 2006
Date of report (date of earliest event reported)

STELLENT, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-19817	41-1652566
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

7500 Flying Cloud Drive, Suite 500
Eden Prairie, Minnesota		55344
(Address of principal executive offices)		(Zip Code)

Telephone Number:  (952) 903-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement.

This amendment No. 1 amends the Current Report on Form 8-K filed on November 2, 2006 by Stellent, Inc. (“Stellent”) to announce that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Oracle Systems Corporation (“Oracle”) and Star Acquisition Corp. (“Star Corp.”), a wholly owned subsidiary of Oracle, providing for the merger of Star Corp. with and into Stellent.  Following consummation of the merger, Stellent will be a wholly owned subsidiary of Oracle.

Under the terms of the Merger Agreement, Star Corp. has agreed to make a cash tender offer for all outstanding shares of Stellent common stock at $13.50 per share.  As soon as practicable following the completion of the offer, Star Corp. has agreed to effect the merger described above.  Upon the consummation of the merger, each share of Stellent common stock not purchased in the offer will be converted into the right to receive $13.50 per share in cash.

Stellent’s Board of Directors has approved the Merger Agreement and unanimously recommends that its shareholders accept Star Corp.’s offer.

In connection with the execution of the Merger Agreement, and as contemplated by the Merger Agreement, the directors and executive officers of Stellent also entered into a Tender and Support Agreement, dated as of November 2, 2006, among Oracle, Star Corp. and all of the directors and executive officers of the Company (the “Tender and Support Agreement”).  Pursuant to the Tender and Support Agreement, the directors and executive officers of the Company will tender, or cause to be tendered, all shares of Common Stock that they directly own within two business days of the commencement of the tender offer and refrain from exercising their dissenters’ rights under Minnesota law or transferring or otherwise encumbering their shares.  They also agreed to certain voting restrictions with respect to their shares and granted to the executive officers of Oracle an irrevocable proxy to vote their shares.  The Tender and Support Agreement would terminate if the Merger Agreement is terminated.

The consummation of each of the tender offer and the merger is subject to customary conditions, including regulatory approvals.  Copies of the Merger Agreement and the Tender and Support Agreement are filed as exhibits to this report.  Reference is made to the Merger Agreement and the Tender and Support Agreement for a full statement of the terms and conditions of the tender offer, the merger, and the transactions contemplated thereby.

An additional discussion of the Merger Agreement, the tender offer, and the merger is provided in Stellent’s press release of November 2, 2006, which was previously furnished to, but not filed with, the Securities and Exchange Commission (the “SEC”) as Exhibit 99 to Stellent’s Current Report on Form 8-K filed on November 2, 2006.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1                              Agreement and Plan of Merger, dated as of November 2, 2006, by and among Stellent, Inc., Oracle Systems Corporation, and Star Acquisition Corp.*

2.2                              Tender and Support Agreement, dated as of November 2, 2006, by and among Oracle Systems Corporation, Star Acquisition Corp., and the individuals listed on Annex I thereto*

99                                    Press Release dated November 2, 2006**

*  Excludes schedules, exhibits and certain annexes, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request.

** Furnished previously on Stellent’s Current Report on Form 8-K, filed with the SEC on November 2, 2006

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date:  November 6, 2006

STELLENT, INC.
(Registrant)

By:	/s/ Darin P. McAreavey
Darin P. McAreavey
Executive Vice President,
Chief Financial Officer,
Treasurer and Secretary